Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Reports Second Quarter Results and Reaffirms 2016 Guidance

Key Highlights

•	Significant progress in corporate-level debt reduction and maturity extensions; increasing both cash from operations and free cash flow before growth

•	Reached definitive agreement with NRG Yield for California Valley Solar Ranch (CVSR) Drop Down; together with project financing, total $180 million in cash consideration to NRG

•	Exceeded $500 million asset sales target with $563 million[1] completed

Financial Results

	Three Months Ended		Six Months Ended
($ in millions)	6/30/16	6/30/15	6/30/16	6/30/15
Net Loss	(276)	(9)	(229)	(145)
Cash From Operations	319	198	873	458
Adjusted EBITDA[2]	779	681	1,592	1,482
Free Cash Flow (FCF) Before Growth Investments	(29)	(90)	220	274

•
Net loss of $276 million for the second quarter of 2016, compared with a net loss of $9 million in the second quarter of 2015, driven by $198 million in impairments and the loss on sale of assets and $80 million loss on debt extinguishment

•	Adjusted EBITDA of $779 million for the second quarter of 2016 represents a $98 million increase compared to the second quarter of 2015

PRINCETON, NJ; August 9, 2016 — NRG Energy, Inc. (NYSE: NRG) today reported a second quarter net loss of $276 million. The net loss for the first six months of 2016 was $229 million, or $0.37 per diluted common share compared to a net loss of $145 million, or $0.43 per diluted common share for the first six months of 2015. Adjusted EBITDA for the three and six months ended June 30, 2016, was $779 million and $1,592 million, respectively. Year-to-date cash from operations totaled $873 million.

"During the second quarter, our integrated competitive power platform, unique in our sector, performed exceptionally well,” said Mauricio Gutierrez, NRG's President and Chief Executive Officer. “Our consistent performance continues to validate the strategic direction of our integrated approach, positioning us for market recovery while providing stability during periods of low commodity prices. While we execute our plan and simplify our value proposition, we remain focused on strengthening the balance sheet and increasing financial flexibility.”

1 Subject to working capital changes.
2 For comparability, 2015 results have been restated to include the negative contribution from residential solar of $47 million and $87 million for the three and six months ended June 30, 2015.

Segment Results
Table 1: Net Loss

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/16	6/30/15	6/30/16	6/30/15
Generation	(371)	3	(212)	32
Retail Mass	496	217	642	321
Renewables (1)	(58)	(6)	(103)	(57)
NRG Yield (1)	58	38	60	18
Corporate (2)	(401)	(261)	(616)	(459)
Net Loss (3)	(276)	(9)	(229)	(145)

(1)	In accordance with GAAP, 2015 results have been restated to include full impact of the assets in the NYLD Drop Down transaction which closed on November 3, 2015.

(2)	Includes residential solar.

(3)	Includes mark-to-market gains and losses of economic hedges.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/16	6/30/15	6/30/16	6/30/15
Generation (1)	302	293	735	834
Retail Mass	213	209	363	375
Renewables (2)	57	66	95	88
NRG Yield (2)	240	199	428	331
Corporate (3)	(33)	(86)	(29)	(146)
Adjusted EBITDA (4)	779	681	1,592	1,482

(1)	See Appendices A-6 through A-9 for Generation regional Reg G reconciliations.

(2)	In accordance with GAAP, 2015 results have been restated to include full impact of the assets in the NYLD Drop Down transaction which closed on November 3, 2015.

(3)	2016 includes residential solar, 2015 results have been restated to include negative contribution of $47 million and $87 million for the three and six months ended June 30, 2015, respectively.

(4)	See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Generation: Second quarter Adjusted EBITDA was $302 million, $9 million higher than second quarter 2015 primarily driven by:

•
Gulf Coast Region: $26 million increase primarily due to higher South Central capacity revenues and favorable operating costs from reduced outages across the region, partially offset by lower energy margins in Texas from the decline in power prices on mild weather;

•	East Region: $19 million lower due to lower energy margins on milder weather and lower dispatch, and lower capacity revenues due to lower pricing and plant deactivations.

Retail Mass: Second quarter Adjusted EBITDA was $213 million, $4 million higher than second quarter 2015 driven by operating cost efficiencies and lower supply costs offset by lower rates to customers and the impact from milder weather.

Renewables: Second quarter Adjusted EBITDA was $57 million, $9 million lower than second quarter 2015 due primarily to unplanned outages at Ivanpah.

NRG Yield: Second quarter Adjusted EBITDA was $240 million, $41 million higher than second quarter 2015 due to increased wind production and the acquisitions of Desert Sunlight and Spring Canyon.

Corporate: Second quarter Adjusted EBITDA was $(33) million, $53 million better than second quarter 2015 due to reduced spend at residential solar, lower headcount and favorable trading results at BETM.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	6/30/16	12/31/15
Cash at NRG-Level (1)	$600	$693
Revolver	1,329	1,373
NRG-Level Liquidity	$1,929	$2,066
Restricted cash	413	414
Cash at Non-Guarantor Subsidiaries	789	825
Total Liquidity	$3,131	$3,305
(1)Includes $250 million of unrestricted cash held at Midwest Gen (a non-guarantor subsidiary) which can be distributed to NRG without limitation.

NRG-Level cash as of June 30, 2016, was $600 million, a decrease of $93 million from the end of 2015, and $1.3 billion was available under the Company’s credit facilities at the end of the second quarter of 2016. Total liquidity was $3.1 billion, including restricted cash and cash at non-guarantor subsidiaries (primarily GenOn and NRG Yield).

NRG Strategic Developments
NRG entered into two transactions to realize the value of its remaining stake in CVSR for a total cash consideration of $180 million:

•
On July 15, 2016, CVSR Holdco, the indirect owner of the CVSR project, which is 51.05% owned by NRG, issued $200 million of senior secured notes, before fees, of which NRG's pro-rata share of cash proceeds from the borrowings was $101.5 million.

•
On August 8, 2016, NRG agreed to sell its 51.05% interest in the CVSR facility to NRG Yield for total cash consideration of approximately $78.5 million[3] plus assumed project level debt. The sale is subject to customary closing conditions and is expected to close in the third quarter of 2016.

On July 12, 2016, GenOn completed the sale of Aurora for cash proceeds of $369 million, including $4 million in adjustments for the PJM base residual auction results and estimated working capital, which is subject to further adjustment, and NRG completed the sale of Rockford for cash proceeds of $56 million, including $1 million in adjustments for the PJM base residual auction results.

On May 26, 2016, the California Public Utilities Commission approved the resource adequacy purchase agreement between Southern California Edison and NRG for the construction of the 262 MW natural gas peaking Puente Power Project; the project has a targeted completion for the second quarter 2020.

3 Subject to working capital changes.

2016 Guidance
NRG is reaffirming its guidance range for fiscal year 2016 with respect to Adjusted EBITDA and FCF before growth investments.

Table 4: 2016 Adjusted EBITDA and FCF before Growth Investments Guidance

($ in millions)	2016
Adjusted EBITDA	$3,000 – 3,200
Cash Interest payments	(1,090)
Debt Extinguishment Cash Cost	(100)
Cash Income tax	(40)
Collateral / working capital / other	285
Cash From Operations	$2,055 – 2,255
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, and Collateral	(210)
Adjusted Cash flow from operations	$1,845 – 2,045
Maintenance capital expenditures, net	(435) – (465)
Environmental capital expenditures, net	(285) – (315)
Preferred dividends	(2)
Distributions to non-controlling interests	(170) – (180)
Free Cash Flow – before Growth Investments	$1,000 – 1,200

Capital Allocation Update
On June 13, 2016, NRG retired 100% of the outstanding shares of its $345 million 2.822% preferred stock for $226 million cash resulting in an annual dividend savings of $10 million.

Year to date, NRG has reduced its 2018 corporate debt maturities by 84% through a combination of debt reduction and maturity extensions. The company issued new Senior Notes due 2026 and 2027 totaling approximately $2.25 billion at an average coupon rate of 6.9% permitting it to seek to redeem all of its Senior Notes due 2020, and a portion of the notes due 2021 and to significantly reduce the outstanding balances of its remaining Senior Notes due 2018, 2022 and 2023. The company also extended the maturity of the $1.9 billion 2018 secured term loan facility to 2023 and extended the maturity of $2.2 billion of its secured revolving credit facility from 2018 to 2021.

Through June 30, 2016, NRG allocated $320 million of the $1.3 billion of 2016 NRG-level capital to debt repurchases, thereby reducing corporate debt by $337 million. Combined with the debt repurchases in 2015 and the planned redemption of a portion of 2020 and 2021 Senior Notes in September 2016, NRG will have retired $642 million4 of corporate debt resulting in an annual interest savings of $50 million. NRG expects to allocate approximately $439 million of 2016 capital toward further corporate debt reduction during the year and continues to maintain a reserve totaling $430 million which is expected to be used to retire a portion of its 2018 Senior Notes (currently $587 million outstanding).

On July 13, 2016, NRG declared a quarterly dividend on the company's common stock of $0.03 per share, payable August 15, 2016, to stockholders of record as of August 1, 2016, representing $0.12 on an annualized basis.

The company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

4 Includes $246 million in 2015 at cash cost of $226 million, $337 million through June YTD 2016 at a cash cost of $375 million, and proforma for $59 million to be completed in September 2016 as part of the 2020/21 Senior Notes extension at a cash cost of $100 million following the issuance of the 2026/27 Senior Notes, extended revolver and 2023 term loan.

Earnings Conference Call
On August 9, 2016, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG
NRG is the leading integrated power company in the U.S., built on the strength of the nation’s largest and most diverse competitive electric generation portfolio and leading retail electricity platform. A Fortune 200 company, NRG creates value through best in class operations, reliable and efficient electric generation, and a retail platform serving residential and commercial customers. Working with electricity customers, large and small, we continually innovate, embrace and implement sustainable solutions for producing and managing energy. We aim to be pioneers in developing smarter energy choices and delivering exceptional service as our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrg.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, the ability for GenOn to continue as a going concern, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships with NRG Yield and other third parties, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies,  the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) and  the ability to sell assets to NRG Yield, Inc. or the risk that anticipated benefits may take longer to realize than expected and our ability to pay dividends and initiate share or debt repurchases under our capital allocation plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend or debt repurchases are subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of August 9, 2016. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

###

Contacts:

Media:	Investors:

Karen Cleeve	Kevin L. Cole, CFA
609.524.4608	609.524.4526

Candice Adams	Lindsey Puchyr
609.524.5428	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2016	2015	2016	2015
Operating Revenues
Total operating revenues	$2,638	$3,400	$5,867	$7,229
Operating Costs and Expenses
Cost of operations	1,756	2,436	3,945	5,509
Depreciation and amortization	309	396	622	791
Impairment losses	115	—	115	—
Selling, general and administrative	265	296	520	551
Acquisition-related transaction and integration costs	5	3	7	13
Development activity expenses	18	37	44	71
Total operating costs and expenses	2,468	3,168	5,253	6,935
Gain on postretirement benefits curtailment	—	—	—	14
Loss on sale of assets, net of gains	(83)	—	(51)	—
Operating Income	87	232	563	308
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	4	8	(3)	5
Gain/(impairment loss) on investment	7	—	(139)	—
Other income, net	8	4	26	23
Loss on debt extinguishment	(80)	(7)	(69)	(7)
Interest expense	(277)	(263)	(561)	(564)
Total other expense	(338)	(258)	(746)	(543)
Loss Before Income Taxes	(251)	(26)	(183)	(235)
Income tax expense/(benefit)	25	(17)	46	(90)
Net Loss	(276)	(9)	(229)	(145)
Less: Net (loss)/income attributable to noncontrolling interest and redeemable noncontrolling interests	(5)	5	(40)	(11)
Net Loss Attributable to NRG Energy, Inc.	(271)	(14)	(189)	(134)
Gain on redemption, net of dividends for preferred shares	(78)	5	(73)	10
Loss Available for Common Stockholders	$(193)	$(19)	$(116)	$(144)
Loss per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic and diluted	315	333	315	335
Loss per Weighted Average Common Share — Basic and Diluted	$(0.61)	$(0.06)	$(0.37)	$(0.43)
Dividends Per Common Share	$0.03	$0.14	$0.18	$0.29

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(In millions)
Net Loss	$(276)	$(9)	$(229)	$(145)
Other Comprehensive (Loss)/Income, net of tax
Unrealized (loss)/gains on derivatives, net of income tax expense of $1, $12, $2 and $6	(3)	16	(35)	4
Foreign currency translation adjustments, net of income tax expense/(benefit) of $0 , $6, $0 and $(1)	(3)	9	3	(2)
Available-for-sale securities, net of income tax benefit of $0, $3, $0 and $7	(2)	(3)	1	(4)
Defined benefit plans, net of tax expense of $0, $0, $0 and $4	—	(1)	1	6
Other comprehensive (loss)/income	(8)	21	(30)	4
Comprehensive (Loss)/Income	(284)	12	(259)	(141)
Less: Comprehensive (loss)/income attributable to noncontrolling interest and redeemable noncontrolling interests	(16)	12	(68)	(17)
Comprehensive Loss Attributable to NRG Energy, Inc.	(268)	—	(191)	(124)
Gain on redemption, net of dividends for preferred shares	(78)	5	(73)	10
Comprehensive Loss Available for Common Stockholders	$(190)	$(5)	$(118)	$(134)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
(In millions, except shares)	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,389	$1,518
Funds deposited by counterparties	44	106
Restricted cash	413	414
Accounts receivable — trade, less allowance for doubtful accounts of $20 and $21	1,251	1,157
Inventory	1,124	1,252
Derivative instruments	1,470	1,915
Cash collateral paid in support of energy risk management activities	218	568
Renewable energy grant receivable, net	36	13
Current assets held-for-sale	13	6
Prepayments and other current assets	406	442
Total current assets	6,364	7,391
Property, plant and equipment, net of accumulated depreciation of $6,107 and $5,761	18,382	18,732
Other Assets
Equity investments in affiliates	882	1,045
Notes receivable, less current portion	25	53
Goodwill	999	999
Intangible assets, net of accumulated amortization of $1,650 and $1,525	2,180	2,310
Nuclear decommissioning trust fund	599	561
Derivative instruments	348	305
Deferred income taxes	175	167
Non-current assets held-for-sale	229	105
Other non-current assets	1,239	1,214
Total other assets	6,676	6,759
Total Assets	$31,422	$32,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$1,215	$481
Accounts payable	898	869
Derivative instruments	1,373	1,721
Cash collateral received in support of energy risk management activities	44	106
Current liabilities held-for-sale	2	2
Accrued expenses and other current liabilities	982	1,196
Total current liabilities	4,514	4,375
Other Liabilities
Long-term debt and capital leases	17,893	18,983
Nuclear decommissioning reserve	334	326
Nuclear decommissioning trust liability	309	283
Deferred income taxes	42	19
Derivative instruments	539	493
Out-of-market contracts, net of accumulated amortization of $712 and $664	1,093	1,146
Non-current liabilities held-for-sale	—	4
Other non-current liabilities	1,554	1,488
Total non-current liabilities	21,764	22,742
Total Liabilities	26,278	27,117
2.822% convertible perpetual preferred stock	—	302
Redeemable noncontrolling interest in subsidiaries	23	29
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,306	8,296
Retained deficit	(3,179)	(3,007)
Less treasury stock, at cost — 102,450,781 and 102,749,908 shares, respectively	(2,406)	(2,413)
Accumulated other comprehensive loss	(203)	(173)
Noncontrolling interest	2,599	2,727
Total Stockholders’ Equity	5,121	5,434
Total Liabilities and Stockholders’ Equity	$31,422	$32,882

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2016	2015
	(In millions)
Cash Flows from Operating Activities
Net Loss	$(229)	$(145)
Adjustments to reconcile net loss to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	32	40
Depreciation and amortization	622	791
Provision for bad debts	20	29
Amortization of nuclear fuel	26	23
Amortization of financing costs and debt discount/premiums	3	(7)
Adjustment to loss on debt extinguishment	14	7
Amortization of intangibles and out-of-market contracts	41	32
Amortization of unearned equity compensation	16	24
Impairment losses	254	—
Changes in deferred income taxes and liability for uncertain tax benefits	1	(98)
Changes in nuclear decommissioning trust liability	13	(4)
Changes in derivative instruments	(25)	186
Changes in collateral deposits supporting energy risk management activities	350	(112)
Proceeds from sale of emission allowances	47	—
Loss/(gain) on sale of assets and postretirement benefits curtailment	43	(14)
Cash used by changes in other working capital	(355)	(294)
Net Cash Provided by Operating Activities	873	458
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(17)	(30)
Capital expenditures	(622)	(583)
Decrease/(increase) in restricted cash, net	29	(3)
(Increase)/decrease in restricted cash to support equity requirements for U.S. DOE funded projects	(28)	27
(Increase)/decrease in notes receivable	(3)	7
Purchases of emission allowances	(27)	—
Proceeds from sale of emission allowances	25	—
Investments in nuclear decommissioning trust fund securities	(280)	(354)
Proceeds from the sale of nuclear decommissioning trust fund securities	267	358
Proceeds from renewable energy grants and state rebates	10	61
Proceeds from sale of assets, net of cash disposed of	145	1
Investments in unconsolidated affiliates	—	(353)
Other	32	9
Net Cash Used by Investing Activities	(469)	(860)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(57)	(102)
Payment for treasury stock	—	(186)
Payment for preferred shares	(226)	—
Net receipts from settlement of acquired derivatives that include financing elements	103	91
Proceeds from issuance of long-term debt	3,223	629
Distributions from, net of contributions to, noncontrolling interest in subsidiaries	(21)	670
Proceeds from issuance of common stock	—	1
Payment of debt issuance costs	(35)	(12)
Payments for short and long-term debt	(3,507)	(662)
Other - contingent consideration	(10)	—
Net Cash (Used)/Provided by Financing Activities	(530)	429
Effect of exchange rate changes on cash and cash equivalents	(3)	3
Net (Decrease)/Increase in Cash and Cash Equivalents	(129)	30
Cash and Cash Equivalents at Beginning of Period	1,518	2,116
Cash and Cash Equivalents at End of Period	$1,389	$2,146

Appendix Table A-1: Second Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	496	(371)	(58)	58	(401)	(276)
Plus:
Interest expense, net	—	32	30	62	152	276
Income tax	—	—	(5)	12	18	25
Loss on debt extinguishment	—	—	—	—	80	80
Depreciation, amortization and ARO expense	27	153	55	67	17	319
Amortization of contracts	2	(20)	—	17	(2)	(3)
EBITDA	525	(206)	22	216	(136)	421
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	8	(1)	21	4	32
Acquisition-related transaction & integration costs	—	—	—	—	5	5
Reorganization costs	—	—	1	—	9	10
Deactivation costs	—	6	—	—	—	6
Loss on sale of business	—	—	—	—	83	83
Other non recurring charges	—	8	6	3	(8)	9
Impairments	—	78	27	—	10	115
Mark to market (MtM) (gains)/losses on economic hedges	(312)	408	2	—	—	98
Adjusted EBITDA	213	302	57	240	(33)	779
Second Quarter 2016 Condensed Financial Information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	1,202	1,912	127	275	(325)	3,191
Cost of sales	821	1,019	1	14	(338)	1,517
Economic gross margin	381	893	126	261	13	1,674
Operations & maintenance	60	434	49	47	(19)	571
Selling & marketing	56	11	2	—	17	86
General & administrative (a)	32	103	13	3	18	169
Other expense/(income) (b)	20	43	5	(29)	30	69
Adjusted EBITDA	213	302	57	240	(33)	779
(a) Excludes reorganization costs of $10 million.
(b) Excludes acquisition-related transaction & integration costs of $5 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA (a)
Operating revenues	2,638	14	539	—	—	3,191
Cost of operations	1,073	3	441	—	—	1,517
Gross Margin	1,565	11	98	—	—	1,674
Operations & maintenance	577	—	—	(6)	—	571
Selling & marketing	86	—	—	—	—	86
General & administrative (b)	179	—	—	—	(10)	169
Other expense/(income) (c)	999	(673)	—	—	(257)	69
Net loss	(276)	684	98	6	267	779
(a) See Appendices A-10 through A-13 for condensed financial information by Operating Segment.
(b) Other adj. includes reorganization costs of $10 million.
(c) Other adj. includes impairments, loss on sale of business, and acquisition-related transaction & integration costs.

Appendix Table A-2: Second Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	217	3	(6)	38	(261)	(9)
Plus:
Interest expense, net	—	17	22	45	176	260
Income tax	—	1	(3)	4	(19)	(17)
Loss on debt extinguishment	—	—	—	7	—	7
Depreciation amortization and ARO expense	33	236	53	70	13	405
Amortization of contracts	1	(18)	(1)	15	2	(1)
EBITDA	251	239	65	179	(89)	645
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	4	(1)	15	1	19
Acquisition-related transaction & integration costs	—	—	—	1	2	3
Deactivation costs	—	3	—	—	—	3
Other non recurring charges	—	8	—	—	—	8
MtM (gains)/losses on economic hedges	(42)	39	2	4	—	3
Adjusted EBITDA	209	293	66	199	(86)	681
Second Quarter 2015 Condensed Financial Information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	1,298	2,151	131	254	(309)	3,525
Cost of sales	910	1,168	2	16	(305)	1,791
Economic gross margin	388	983	129	238	(4)	1,734
Operations & maintenance	56	513	27	42	3	641
Selling & marketing	64	15	3	—	41	123
General & administrative	42	118	9	3	1	173
Other expense/(income) (a)	17	44	24	(6)	37	116
Adjusted EBITDA	209	293	66	199	(86)	681
(a) Excludes acquisition-related transaction & integration costs of $3 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA (a)
Operating revenues	3,400	12	113	—	—	3,525
Cost of operations	1,681	—	110	—	—	1,791
Gross Margin	1,719	12	3	—	—	1,734
Operations & maintenance	644	—	—	(3)	—	641
Selling & marketing	123	—	—	—	—	123
General & administrative	173	—	—	—	—	173
Other expense/(income) (b)	788	(663)	—	—	(9)	116
Net loss	(9)	675	3	3	9	681
(a) See Appendices A-10 through A-13 for condensed financial information by Operating Segment.
(b) Other adj. includes impairments and acquisition-related transaction & integration costs.

Appendix Table A-3: YTD Second Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	642	(212)	(103)	60	(616)	(229)
Plus:
Interest expense, net	—	42	62	130	322	556
Income tax	—	1	(11)	12	44	46
Loss on debt extinguishment	—	—	—	—	69	69
Depreciation, amortization and ARO expense	56	308	111	134	34	643
Amortization of contracts	1	(32)	1	40	(4)	6
EBITDA	699	107	60	376	(151)	1,091
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	16	(5)	49	5	65
Acquisition-related transaction & integration costs	—	—	—	—	7	7
Reorganization costs	5	1	3	—	11	20
Deactivation costs	—	13	—	—	—	13
Gain/(loss) on sale of business	—	(29)	—	—	83	54
Other non recurring charges	—	11	10	3	1	25
Impairments	—	213	26	—	15	254
Market to market (MtM) (gains)/losses on economic hedges	(341)	403	1	—	—	63
Adjusted EBITDA	363	735	95	428	(29)	1,592
YTD Second Quarter 2016 Condensed Financial Information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	2,251	4,026	235	512	(615)	6,409
Cost of sales	1,555	2,106	3	30	(672)	3,022
Economic gross margin	696	1,920	232	482	57	3,387
Operations & maintenance	110	881	82	90	(16)	1,147
Selling & marketing	123	21	3	—	39	186
General & administrative (a)	60	187	25	6	36	314
Other expense/(income) (b)	40	96	27	(42)	27	148
Adjusted EBITDA	363	735	95	428	(29)	1,592
(a) Excludes reorganization costs of $20 million.
(b) Excludes acquisition-related transaction & integration costs of $7 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA (a)
Operating revenues	5,867	29	513	—	—	6,409
Cost of operations	2,575	(3)	450	—	—	3,022
Gross margin	3,292	32	63	—	—	3,387
Operations & maintenance	1,160	—	—	(13)	—	1,147
Selling & marketing	186	—	—	—	—	186
General & administrative (b)	334	—	—	—	(20)	314
Other expense/(income) (c)	1,841	(1,246)	—	—	(447)	148
Net loss	(229)	1,278	63	13	467	1,592
(a) See Appendices A-10 through A-13 for condensed financial information by Operating Segment.
(b) Other adj. includes reorganization costs of $20 million.
(c) Other adj. includes impairments, gain/(loss) on sale of business and acquisition-related transaction & integration costs.

Appendix Table A-4: YTD Second Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	321	32	(57)	18	(459)	(145)
Plus:
Interest expense, net	—	35	51	118	354	558
Income tax	—	1	(9)	—	(82)	(90)
Loss on debt extinguishment	—	—	—	7	—	7
Depreciation amortization and ARO expense	63	475	105	137	25	805
Amortization of contracts	1	(30)	—	26	—	(3)
EBITDA	385	513	90	306	(162)	1,132
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	14	(4)	27	3	40
Acquisition-related transaction & integration costs	—	—	—	1	12	13
Deactivation costs	—	6	—	—	—	6
Other non recurring charges	—	9			1	10
MtM (gains)/losses on economic hedges	(10)	292	2	(3)	—	281
Adjusted EBITDA	375	834	88	331	(146)	1,482
YTD Second Quarter 2015 Condensed Financial Information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	2,610	4,739	222	458	(580)	7,449
Cost of sales	1,881	2,563	3	38	(563)	3,922
Economic gross margin	729	2,176	219	420	(17)	3,527
Operations & maintenance	113	1,009	63	87	(6)	1,266
Selling & marketing	123	23	3	—	79	228
General & administrative	72	210	20	6	15	323
Other expense/(income) (a)	46	100	45	(4)	41	228
Adjusted EBITDA	375	834	88	331	(146)	1,482
(a) Excludes acquisition-related transaction & integration costs of $13 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA (a)
Operating revenues	7,229	20	200	—	—	7,449
Cost of operations	4,007	(4)	(81)	—	—	3,922
Gross margin	3,222	24	281	—	—	3,527
Operations & maintenance	1,272	—	—	(6)	—	1,266
Selling & marketing	228	—	—	—	—	228
General & administrative	323	—	—	—	—	323
Other expense/(income) (b)	1,544	(1,370)	—	—	54	228
Net loss	(145)	1,394	281	6	(54)	1,482
(a) See Appendices A-10 through A-13 for condensed financial information by Operating Segment.
(b) Other adj. includes impairments and acquisition-related transaction & integration costs.

Appendix Table A-5: 2016 and 2015 QTD and YTD Second Quarter Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	6/30/16	6/30/15
Net Cash Provided by Operating Activities	319	198
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	64	51
Merger, integration and cost-to-achieve expenses [1]	6	5
Return of capital from equity investments	6	—
Adjustment for change in collateral	(194)	(101)
Adjusted Cash Flow from Operating Activities	201	153
Maintenance CapEx, net [2]	(78)	(104)
Environmental CapEx, net	(112)	(78)
Preferred dividends	—	(3)
Distributions to non-controlling interests	(40)	(58)
Free Cash Flow - before Growth Investments	(29)	(90)
(1) Cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Includes insurance proceeds of $30 million in 2016; excludes merger and integration capex of $6 million in 2015.

	Six Months Ended
($ in millions)	6/30/16	6/30/15
Net Cash Provided by Operating Activities	873	458
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	103	91
Merger, integration and cost-to-achieve expenses [1]	25	17
Return of capital from equity investments	11	—
Adjustment for change in collateral	(350)	112
Adjusted Cash Flow from Operating Activities	662	678
Maintenance CapEx, net [2]	(169)	(189)
Environmental CapEx, net	(189)	(127)
Preferred dividends	(2)	(5)
Distributions to non-controlling interests	(82)	(83)
Free Cash Flow - before Growth Investments	220	274
(1) Cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Includes insurance proceeds of $30 million in 2016; excludes merger and integration capex of $9 million in 2015.

Appendix Table A-6: Second Quarter 2016 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net (loss)/income:

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net (loss)/income	(139)	(336)	(71)	175	(371)
Plus:
Interest expense, net	32	—	—	—	32
Depreciation, amortization and ARO expense	56	76	18	3	153
Amortization of contracts	(18)	1	(4)	1	(20)
EBITDA	(69)	(259)	(57)	179	(206)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	1	2	5	8
Deactivation costs	6	—	—	—	6
Other non recurring charges	2	6	—	—	8
Impairments	17	2	59	—	78
Market to market (MtM) losses/(gains) on economic hedges	167	389	15	(163)	408
Adjusted EBITDA	123	139	19	21	302

Appendix Table A-7: Second Quarter 2015 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net income/(loss)	97	(114)	(12)	32	3
Plus:
Interest expense, net	17	—	—	—	17
Income tax	—	—	—	1	1
Depreciation amortization and ARO expense	75	143	16	2	236
Amortization of contracts	(18)	2	(3)	1	(18)
EBITDA	171	31	1	36	239
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	(2)	2	4	4
Deactivation costs	2	—	1	—	3
Other non recurring charges	—	8	—	—	8
MtM (gains)/losses on economic hedges	(31)	76	14	(20)	39
Adjusted EBITDA	142	113	18	20	293

Appendix Table A-8: YTD Second Quarter 2016 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net income/(loss)	106	(462)	(39)	183	(212)
Plus:
Interest expense, net	42	—	—	—	42
Income tax	—	—	—	1	1
Depreciation, amortization and ARO expense	113	155	35	5	308
Amortization of contracts	(34)	2	(3)	3	(32)
EBITDA	227	(305)	(7)	192	107
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	5	5	6	16
Reorganization costs	—	1	—	—	1
Deactivation costs	13	—	—	—	13
Gain on sale of assets	(29)	—	—	—	(29)
Other non recurring charges	3	7	1	—	11
Impairments	17	139	57	—	213
Market to market (MtM) losses/(gains) on economic hedges	137	415	18	(167)	403
Adjusted EBITDA	368	262	74	31	735

Appendix Table A-9: YTD Second Quarter 2015 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net income/(loss)	186	(81)	(35)	(38)	32
Plus:
Interest expense, net	35	—	—	—	35
Income tax	—	—	—	1	1
Depreciation amortization and ARO expense	152	287	31	5	475
Amortization of contracts	(32)	3	(4)	3	(30)
EBITDA	341	209	(8)	(29)	513
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	1	4	9	14
Deactivation costs	4	—	2	—	6
Other non recurring charges	—	9	—	—	9
MtM losses on economic hedges	222	11	13	46	292
Adjusted EBITDA	567	230	11	26	834

Appendix Table A-10: YTD Second Quarter 2016 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in the first six months of 2016:

($ in millions)	Six months ended June 30, 2016
Sources:
Adjusted cash flow from operations	662
Collateral	350
Asset sales	145
Tax equity proceeds	11
Monetization of capacity revenues at Midwest Gen	253
Proceeds from NRG Yield revolver, net of payments	12
Uses:
Debt repayments, discretionary, net of proceeds (corporate)	(320)
Debt repayments, non-discretionary	(234)
Decrease in credit facility	(44)
Debt Issuance Costs	(35)
Redemption of convertible preferred stock	(226)
Maintenance and environmental capex, net (1)	(358)
Growth investments and acquisitions, net	(194)
Common and preferred stock dividends	(57)
Distributions to non-controlling entities	(82)
Other investing and financing	(32)
Merger, integration and cost-to-achieve expenses (2)	(25)
Change in Total Liquidity	(174)
(1) Includes insurance proceeds of $30 million.
(2)Cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investment is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.